UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 2, 2010

FEDERAL AGRICULTURAL MORTGAGE CORPORATION
(Exact Name of Registrant as Specified in Charter)

Federally chartered instrumentality of the United States	001-14951	52-1578738
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1133 Twenty-First Street, N.W., Suite 600, Washington D.C.	20036
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code (202) 872-7700

No change
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03.  Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On June 2, 2010, the Board of Directors of the Federal Agricultural Mortgage Corporation (“Farmer Mac”) amended its By-Laws to (i) allow for interests of shareholders to be evidenced by uncertificated shares held in book-entry format through a transfer agent or registrar, and (ii) to allow for the appointment by the Board of Directors of executive officers of Farmer Mac, including the President and one or more Executive and/or Senior Vice Presidents, and for the appointment by the President of other officers determined to be appropriate, including one or more Vice Presidents.  Previously, Farmer Mac’s By-Laws only permitted officers to be appointed by the Board of Directors.  Appointment of the executive officer positions of Treasurer, Controller and Secretary of Farmer Mac remains within the exclusive power of the Board of Directors.

The text of the amendments to Farmer Mac’s By-Laws is attached to this report as Exhibit 3.

Item 5.07.  Submission of Matters to a Vote of Security Holders.

(a)	Farmer Mac’s Annual Meeting of Stockholders was held on June 3, 2010.

(b)
In addition to the ten directors elected at the Annual Meeting of Stockholders on June 3, 2010 as described below, the following directors appointed by the President of the United States continue to serve as directors of Farmer Mac:

Lowell L. Junkins (Acting Chairman)
Julia Bartling
Grace T. Daniel
Glen O. Klippenstein

Listed below are the final results for the election of directors (cumulative voting):

Class A Stockholders

Nominee	Number of Votes For	Broker Non-Vote
Dennis L. Brack	595,395	193,735
James R. Engebretsen	595,061	193,735
Dennis A. Everson	594,811	193,735
Mitchell A. Johnson	593,978	193,735
Clark B. Maxwell	594,895	193,735

Class B Stockholders

Nominee	Number of Votes For	Broker Non-Vote
Richard H. Davidson	546,506	0
Ernest M. Hodges	547,568	0
Brian P. Jackson	357,353	0
Brian J. O’Keane	546,505	0
John Dan Raines	462,573	0

Farmer Mac’s federal charter provides that five directors are elected by a plurality of the votes of the holders of Class A Voting Common Stock and five directors are elected by a plurality of the votes of the holders of Class B Voting Common Stock.  Based on the results set forth above, the following individuals were elected to serve as directors of Farmer Mac for one-year terms beginning June 3, 2010:  Dennis L. Brack, Richard H. Davidson, James R. Engebretsen, Dennis A. Everson, Ernest M. Hodges, Brian P. Jackson, Mitchell A. Johnson, Clark B. Maxwell, Brian J. O’Keane, and John Dan Raines.

Farmer Mac also submitted the selection and ratification of its independent registered public accounting firm (PricewaterhouseCoopers LLP) to Farmer Mac’s stockholders for a vote.  The final results for that vote are listed below:

Class A Stockholders and Class B Stockholders (combined)

Number of Votes
For	1,261,901
Against	20,979
Abstain	1,585
Broker Non-Vote	0

(c)	Not applicable.

Item 8.01.  Other Events.

On June 2, 2010, the Board of Directors of Farmer Mac declared a quarterly dividend on each of Farmer Mac’s three classes of common stock – Class A Voting Common Stock, Class B Voting Common Stock, and Class C Non Voting Common Stock.  The quarterly dividend of $0.05 per share of common stock will be payable on June 30, 2010 to holders of record of common stock as of June 15, 2010.  Also on June 2, 2010, the Board of Directors of Farmer Mac declared a quarterly dividend on the Corporation’s Series C Preferred Stock.  The quarterly dividend of $12.50 per share of Series C Preferred Stock is for the period from April 1, 2010 through June 30, 2010 and will be payable on June 30, 2010 to holders of record of preferred stock as of June 15, 2010.  Each share of Series C Preferred Stock has a par value and liquidation preference of $1,000.00 per share.

Information about dividends is also included in the press release attached to this report as Exhibit 99.

Item 9.01.  Financial Statements and Exhibits.

(a)	Not applicable.

(b)	Not applicable.

(c)	Not applicable.

(d)	Exhibits:

3.           Text of amendments to By-Laws.

99.         Press release dated June 7, 2010 regarding the declaration of dividends on common and preferred stock.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FEDERAL AGRICULTURAL MORTGAGE CORPORATION

By:	/s/ Jerome G. Oslick
	Name:	Jerome G. Oslick
	Title:	Senior Vice President – General Counsel

Dated:  June 7, 2010